EXHIBIT 99.1

Sacramento, CA - October 29, 2003-American River Holdings (Nasdaq: AMRB) announced the filing of applications with the California Department of Financial Institutions and the Federal Deposit Insurance Corporation to obtain approval to merge the Company's two banking subsidiaries, North Coast Bank and American River Bank. The applications, subject to approval of the California Department of Financial Institutions and the Federal Deposit Insurance Corporation request that North Coast Bank will begin operating as "North Coast Bank, a division of American River Bank". It is anticipated that the merger will take place during the fourth quarter of 2003.

"This merger will essentially simplify the corporate culture to benefit clients, shareholders and employees of North Coast Bank. We are excited to maintain the North Coast Bank and American River Bank brands while streamlining the backroom and regulatory reporting functions to provide faster and more efficient service," commented David Taber, President and CEO of American River Holdings.

American River Bank and North Coast Bank will continue to operate as separate and distinct businesses that will retain their names, locations, management teams and staffing. Ray Byrne will continue to lead North Coast Bank as its President and the Board of Directors for North Coast Bank will remain affiliated with American River Bank; serving in an advisory capacity for North Coast Bank, a division of American River Bank. This will ensure that each bank continues to create strategies specific to the unique markets that they serve. The costs associated with this merger are not expected to have a material effect on the Company's consolidated financial statements.

"The merger will be of great benefit to our clients by being able to offer them a loan lending limit increase of nearly 900% by increasing the limit from $900,000 to $9,000,000 and increasing our service capabilities. The transaction will have virtually no effect on our clients as our day-to-day banking operations and services will remain the same," commented Taber.

American River Holdings currently has two of its Board members from Sonoma County and one additional representative from Sonoma County will be joining the board of American River Bank.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with offices in Sacramento and Placer County, North Coast Bank, a community business bank with offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.

Related websites: www.americanriverbank.net, www.northcoastbank.com,
                  www.firstsourcecapital.com, www.amrb.com


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FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, charges in the interest environment including interest rates charged on loans, earned on securities investments, and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war or terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2002.



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